UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Coraopolis Heights Road Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 262-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 4, 2009, Atlas Pipeline Mid-Continent, LLC (“APL Mid-Con”), an indirect wholly-owned subsidiary of Atlas Pipeline Partners, L.P. (the “Company”), completed the sale to Spectra Energy Partners OLP, LP (“Buyer”) of its subsidiaries, Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC (collectively, the “NOARK Holding Companies”) for gross proceeds of $300 million, netting to $292 million in cash, after working capital adjustments of approximately $5.5 million and escrow of $2.5 million to be held until the Company delivers audited financial statements for the NOARK Holding Companies to Buyer. The NOARK Holding Companies own all of the equity interests of NOARK Pipeline System, Limited Partnership together with its subsidiaries, Ozark Gas Transmission, LLC and Ozark Gas Gathering, LLC, which owns the Company’s NOARK natural gas and interstate transmission system.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information. Pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report. The Company intends to file this pro forma financial information, if required, by an amendment within the time permitted by Item 9.01(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC
its General Partner

Dated: May 8, 2009		/s/ Eugene N. Dubay
	By:	Eugene N. Dubay
	Title:	Chief Executive Officer and President

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